First Quarter 2020 Earnings Presentation April 28, 2020

IMPORTANT INFORMATION FOR SHAREHOLDERS AND INVESTORS In connection with the proposed merger with Franklin, FB Financial will file a registration statement on Form S-4 with the SEC. The registration statement will contain the joint proxy statement of Franklin and FB Financial to be sent to the FB Financial and Franklin shareholders seeking their approvals in connection with the merger and the issuance of FB Financial common stock in the merger. The registration statement will also contain the prospectus of FB Financial to register the shares of FB Financial common stock to be issued in connection with the merger. A definitive joint proxy statement/prospectus will also be provided to FB Financial and Franklin shareholders as required by applicable law. Investors and shareholders are encouraged to read the registration statement, including the joint proxy statement/prospectus that will be part of the registration statement, as well as any other relevant documents filed by FB Financial and Franklin with the SEC, including any amendments or supplements to the registration statement and other documents filed with the SEC, because they will contain important information about the Franklin merger, Franklin, and FB Financial. The registration statement and other documents filed with the SEC may be obtained for free on the SEC’s website (www.sec.gov). The definitive proxy statement/prospectus will also be made available for free by contacting FB Financial Corporation Investor Relations at (615) 564-1212 or investors@firstbankonline.com, or by contacting Franklin Investor Relations at (615) 236-8327 or investors@franklinsynergy.com. This press release does not constitute an offer to sell, the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. PARTICIPANTS IN THE SOLICITATION FB Financial, Franklin, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FB Financial and Franklin shareholders in connection with the proposed Franklin merger under the rules of the SEC. Information about the directors and executive officers of FB Financial may be found in the definitive proxy statement for FB Financial’s 2019 annual meeting of shareholders, filed with the SEC by FB Financial on April 16, 2019, and other documents subsequently filed by FB Financial with the SEC. Information about the directors and executive officers of Franklin may be found in the definitive proxy statement for Franklin’s 2019 annual meeting of shareholders, filed with the SEC by Franklin on April 12, 2019, and other documents subsequently filed by Franklin with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available. Free copies of these documents may be obtained as described in the paragraph above. 1

Forward–Looking Statements Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the projected impact of the COVID-19 global pandemic on our business operations, statements relating to the timing, benefits, costs, and synergies of the proposed merger with Franklin Financial Network, Inc. (“Franklin”) (the “Franklin merger”) and of the recent merger with FNB Financial Corp. (“FNB”) (together with the Franklin merger, the “mergers”), and FB Financial’s future plans, results, strategies, and expectations. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond FB Financial’s control. The inclusion of these forward-looking statements should not be regarded as a representation by FB Financial or any other person that such expectations, estimates, and projections will be achieved. Accordingly, FB Financial cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth in the local or regional economies in which we operate and/or the US economy generally, (2) the effects of the COVID-19 pandemic, including the magnitude and duration of the pandemic and its impact on general economic and financial market conditions and on our business and our customers' business, results of operations, asset quality and financial condition, (3) changes in government interest rate policies, (4) our ability to effectively manage problem credits, (5) the risk that the cost savings and any revenue synergies from the mergers or another acquisition may not be realized or may take longer than anticipated to be realized, (6) disruption from the mergers with customer, supplier, or employee relationships, (7) the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement with Franklin, (8) the failure to obtain necessary regulatory approvals for the Franklin merger, (9) the failure to obtain the approval of FB Financial and Franklin’s shareholders in connection with the Franklin merger, (10) the possibility that the costs, fees, expenses, and charges related to the mergers may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (11) the failure of the conditions to the Franklin merger to be satisfied, (12) the risks related to the integrations of the combined businesses following the mergers, including the risk that the integrations will be materially delayed or will be more costly or difficult than expected, (13) the diversion of management time on issues related to the mergers, (14) the ability of FB Financial to effectively manage the larger and more complex operations of the combined company following the Franklin merger, (15) the risks associated with FB Financial’s pursuit of future acquisitions, (16) reputational risk and the reaction of the parties’ respective customers to the mergers, (17) FB Financial’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, (18) the risk of potential litigation or regulatory action related to the Franklin merger, and (19) general competitive, economic, political, and market conditions. Further information regarding FB Financial and factors that could affect the forward-looking statements contained herein can be found in FB Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond FB Financial’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and FB Financial undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FB Financial to predict their occurrence or how they will affect the company. FB Financial qualifies all forward-looking statements by these cautionary statements. 2

Use of non-GAAP financial measures This presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, adjusted pro forma net income, adjusted pro forma diluted earnings per share, pre-tax, pre-provision earnings, adjusted pre-tax, pre- provision earnings, adjusted pre-tax, pre-provision earnings per share, core noninterest expense, core revenue, core noninterest income, core efficiency ratio (tax-equivalent basis), banking segment core efficiency ratio (tax-equivalent basis), mortgage segment core efficiency ratio (tax-efficiency basis), adjusted mortgage contribution, adjusted return on average assets, equity and tangible common equity, pre-tax, pre-provision return on average assets, equity and tangible common equity, pro forma return on average assets and equity, pro forma adjusted return on average assets, equity and tangible common equity and adjusted pre-tax, pre-provision return on average assets, equity and tangible common equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non‐core/adjusted in nature. The Company refers to these non‐GAAP measures as adjusted or core measures. The corresponding Earnings Release also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity, and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. The following tables provide a reconciliation of these measures to the most directly comparable GAAP financial measures. 3

FirstBank

Aggressively managing for impact of COVID-19

Prepared for Downturn	▪ Reprioritized objectives early: 1. Health and Safety 2. Liquidity 3. Capital 4. Profitability 5. Growth ▪ Liquidity: $4.2 billion of on-balance sheet and contingent liquidity; Loans HFI / Deposits of 85% ▪ Capital: Strong current capital levels and fortified allowance for credit losses ▪ Profitability: Aggressively lowered rates on interest-bearing deposits across all products on March 17, 2020; $806 million, or 37%, of variable rate loans at floors at March 31, 2020 ▪ Growth: Focused on core customer deposit growth to support liquidity; cautious loan growth with a focus on customers
Protecting Associates	▪ Have retained all employees; engaging underutilized associates with special projects, such as Paycheck Protection Program involvement. Employee morale is high ▪ Associates unable to work from home and not essential to day-to-day activities receiving normal pay ▪ Implemented a remote working environment for associates on March 16th ▪ Suspended branch lobby service on March 19th; serving customers through drive throughs; in-person meetings by appointment only
Serving Customers	▪ Accepting PPP applications since April 4th; $267 million of loans approved by the SBA through April 16th; preparing for the second round of PPP to open ▪ Offering payment deferrals since mid-March: $594 million in commercial and $87 million in consumer deferrals through April 23[1] ▪ Playing a leadership role in our communities: providing meals to frontline workers, donating to foodbanks, assisting local governments ▪ Have never stopped facilitating commerce in our communities

[1] Balances based on deferral participants' loan balances outstanding as of March 31, 2020

4

FirstBank

Assisting customers in the face of uncertainty

Deferral Programs

- Offering relief in the form of deferral programs for all customers who request assistance
- Began proactively reaching out to consumer and commercial customers in mid-March
- Standard consumer loan receiving 2-payment relief; maintaining dialogue in the interim for decisions on extensions
  - 726 consumer, residential mortgage, and HELOC loans have received modifications as of April 23rd
  - $87 million of loans participating[1], or 6.9% of outstanding balances as of March 31st
- Of $7 billion unpaid principal balance in mortgage servicing portfolio, ~5% have received forbearances
- Standard commercial loan receiving 90 day principal and interest forbearance, maintaining dialogue in the interim for decisions on extensions
  - 692 C&I, Construction, Multifamily and CRE loans have received modifications as of April 23rd
  - $594 million of loans participating[1], or 17.9% of outstanding balances as of March 31st

Paycheck Protection Program

- Began accepting applications on April 4th
- Over 300 associates involved in application, approval and SBA submission process, or ~50% of banking segment teammates
- Received SBA approvals on over 1,500 applications representing $267 million prior to funding running out on April 16th
- Approximately 29 thousand employed by companies receiving PPP loans from FirstBank
- Average loan size of $177 thousand
  - $66 million in loans above $2 million
  - $102 million between $350 thousand and $2 million
  - $99 million below $350 thousand
- Expect fees of approximately $5.7 million, net of direct costs of origination, deferred over the life of the loan

[1] Balances based on deferral participants' loan balances outstanding as of March 31, 2020

5

1Q 2020 highlights

Key highlights

- Proactively addressing the impact of the COVID-19 virus on our associates, customers, communities and stakeholders
- Increased on-balance sheet liquidity to 12.0% of tangible assets from 9.2% in 4Q 2019; lowered loans HFI / deposits to 85%
- Adopted CECL, increased ACL / Gross Loans HFI to 1.95%
- Adjusted pre-tax, pre-provision earnings[1] of $33.4 million, up 8.1% over 4Q 2019, resulting in adjusted pre-tax, pre-provision ROAA[1] of 2.10%
- Continued customer-focused balance sheet growth resulting in a net interest margin of 3.92% for 1Q 2020
  - Contractual yield on loans of 5.14%, down 13 bps from 4Q 2019
  - Cost of total deposits of 0.94%, down 8 bps from 4Q 2019
- Total pre-tax mortgage contribution of $8.0 mm in 1Q 2020
- Loans (HFI) grew to $4.6 bn, a 20.6% increase from 1Q 2019
  - 5.9% year-over-year organic growth
- Customer deposits grew to $5.4 bn, a 26.3% increase from 1Q 2019
  - 7.4% year-over-year organic growth
- Completed acquisition of FNB Financial Corporation on February 14, 2020; announced acquisition of Franklin Financial Network, Inc. on January 21, 2020

Financial results

	1Q 2020
Diluted earnings per share	$0.02
Adjusted diluted earnings per share[1]	$0.17
Net income ($mm)	$0.7
Adjusted net income[1] ($mm)	$5.3
Return on average assets	0.05%
Return on average equity	0.4%
Adjusted pre-tax, pre-provision earnings[1] ($mm)	$33.4
Adjusted pre-tax, pre-provision return on average assets[1]	2.10%
Adjusted pre-tax, pre-provision return on average tangible common equity[1]	23.2%
Net interest margin	3.92%
Impact of accretion and nonaccrual interest (bps)	13
Efficiency ratio	69.3%
Core efficiency ratio[1]	65.7%
Tangible common equity / tangible assets[1]	9.1%

[1] Results are non-GAAP financial measures that adjust GAAP reported net income, total assets, equity and other metrics for certain intangibles, income and expense items as outlined in the non-GAAP reconciliation calculations, using a combined marginal income tax rate of 26.06% excluding one-time items. See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures

6

Strong liquidity position  Customer deposit base has seen consistent growth over the On Balance Sheet Liquidity past 12 months and remains a stable base of funding and liquidity On-Balance Sheet Liqudity On balance sheet liquidity / tangible assets $773.5  Utilizing Federal Reserve PPP Lending Facility to fund PPP $800.0 loans as needed $700.0 $547.9 $581.4 $550.7 $600.0 $532.8  Monitoring liquidity in secondary mortgage markets and $500.0 $400.0 12.0% 10.3% impact of servicing requirements $300.0 9.5% 9.8% 9.2% $200.0  Isolated and limited draw downs on commercial lines and $100.0 HELOC since mid-March, continue daily monitoring $- 1Q19 2Q19 3Q19 4Q19 1Q20 Loans HFI / Customer Deposits Sources of Liquidity 1Q 2020 89.7% 89.3% 89.1% 88.7% Current On-Balance Sheet: Cash and Equivalents $425.1 85.3% Unpledged Securities 345.0 Equity Securities 3.4 Total On-Balance Sheet $773.5 Available Sources of Liquidity: Brokered CDs and Unsecured Lines $1,911.1 FHLB 466.1 Discount Window 1,056.4 Total Available Sources $3,433.6 1Q19 2Q19 3Q19 4Q19 1Q20 7

Core deposit franchise provides stable liquidity Total deposits ($mm) Cost of deposits Customer deposits Brokered and internet time deposits Noninterest bearing (%) Cost of total deposits (%) 30.0% 24.7% 24.5% 24.8% $5,377 25.0% 23.0% 22.4% $4,843 $4,922 $4,935 $20 20.0% 1.14% 1.14% $30 $25 $20 1.11% $4,303 1.02% 15.0% 0.94% $61 $5,357 $4,813 $4,897 $4,915 10.0% $4,242 5.0% 0.0% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Noninterest bearing deposits ($mm) Deposit composition Time 23% Noninterest- bearing checking 25% Savings $1,336 5% $1,214 $1,208 $1,112 Interest-bearing $965 checking Money market 21% 26% 1Q19 2Q19 3Q19 4Q19 1Q20 46% Checking accounts ¹ Includes mortgage servicing-related deposits of $70.1mm, $70.4mm, $121.4mm, $92.6mm and $110.1mm for the quarters ended March 31, 2019, June 30, 2019, September 30, 2019, December 31, 2019 and March 31, 2020, respectively. 8

Well-capitalized headed into recession Capital position Tangible book value per share2 1Q19 4Q19 1Q201 $18.55 $18.35 Shareholder’s 13.0% 12.4% 11.8% equity/Assets $11.56 $11.58 TCE/TA² 10.5% 9.7% 9.1% 3Q16 4Q16 4Q19 1Q20 Common equity 12.0% 11.1% 11.0% tier 1/Risk-weighted Simple capital structure assets Tier 1 capital/Risk- 12.7% 11.6% 11.6% Trust Preferred Tier 2 ACL weighted assets 4% 8% Total capital/Risk- 13.4% 12.2% 12.5% weighted assets Common Equity Tier 1 Capital 88% Tier 1 capital 11.5% 10.1% 10.3% /Average assets Total regulatory capital: $6881 mm ¹ Total regulatory capital, FB Financial Corporation. 1Q 2020 calculation is preliminary and subject to change. For regulatory capital purposes, the CECL impact over 2020 and 2021 is gradually phased- in from Common Equity Tier 1 Capital to Tier 2 capital. As of March 31, 2020, $31.8 million is being added back to CET 1 and Tier 1 Capital, and $37.7 million is being taken out of Tier 2 capital. ² See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 9

Consistent loan growth and balanced portfolio

Portfolio mix



Other
6%
1-4 family
16%
1-4 family HELOC
5%
Multifamily
2%
C&D
13%
CRE[2]
20%
C&I[1]
38%

C&I[1] Exposure by Industry

	Balance C&I	Balance CRE-OO	Balance Total	% of Total
Real Estate Rental and Leasing	$ 286.8	$ 103.8	$ 390.6	22.9%
Retail Trade	70.5	101.9	172.4	10.1%
Wholesale Trade	115.2	45.1	160.3	9.4%
Manufacturing	80.0	55.0	135.0	7.9%
Finance and Insurance	116.8	14.3	131.1	7.7%
Health Care and Social Assistance	56.1	73.4	129.5	7.6%
Other Services (except Public Administration)	16.2	79.8	95.9	5.6%
Transportation and Warehousing	61.8	13.9	75.7	4.4%
Accomodation and Food Services	23.5	51.2	74.6	4.4%
Construction	42.7	22.5	65.1	3.8%
Arts, Entertainment and Recreation	22.8	35.1	57.9	3.4%
Professional, Scientific and Technical Services	26.0	15.6	41.6	2.4%
Other	102.1	75.0	177.1	10.4%
Total	**$ 1,020.5**	**$ 686.5**	**$ 1,707.0**	**100.0%**

Total loan growth[3] ($million) and commercial real estate concentration



Growth: 20.6% y/y
$3,787
$4,290
$4,345
$4,410
$4,568
1Q19
2Q19
3Q19
4Q19
1Q20

Commercial real estate (CRE) concentrations[4]	% of Risk-Based Capital 4Q19	% of Risk-Based Capital 1Q20 (preliminary)
C&D loans subject to 100% risk-based capital threshold	88%	86%
Total CRE loans subject to 300% risk-based capital threshold[2]	247%	231%

[1] C&I includes owner-occupied CRE. [2] Excludes owner-occupied CRE. [3] Exclude HFS loans. [4] Risk-based capital at FirstBank as defined in Call Report. 1Q 2020 calculation is preliminary and subject to change.

10

Industries of concern  Concentrations representative of community bankers Industry exposures / gross loans (HFI) serving customers across our communities 8.6%  Focused on in-market relationship banking  Diversified portfolio across the footprint with solid asset quality entering 2020 5.6%  3 SNC credits in entire portfolio with less than $75 million in 4.2% total balances – all were existing FirstBank customers prior to joining the syndication 2.5% 2.3%  Limited direct energy exposure, less than $10 million; 1.4% monitoring manufactured housing’s performance in impacted regions Retail Healtchare Hotel Transportation Other Leisure Restaurant Credit quality Deferral participants Deferral Program 93.5% 4/23/20 3/31/20 Participants Balances Retail 103 $ 131.8 Healthcare 79 38.9 Hotel 33 122.7 Transportation 29 3.7 Other Leisure 28 33.5 Restaurant 68 39.5 Total Industries of Concern 340 370.2 Other Loans HFI 1,078 310.3 Total Loans HFI 1,418 $ 680.5 3.1% 1.2% 2.2% Industries of Concern / Total 24.0% 54.4% Pass Watch Special Mention Substandard Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. 11

Retail portfolio – 8.6% of gross loans HFI

- 53% C&I/CRE-OO and 47% CRE Non-OO and Other
- CRE Non-owner occupied and Other has no major concentrations by tenant
  - Portfolio benefits from conservative underwriting parameters which typically require personal guaranties
  - Largest non-owner occupied loan is ~$8 million, fully leased with 69% LTV. Tenants include national retailers and fitness franchise
- C&I / CRE-OO portfolio well-diversified across industries and footprint
  - Largest relationship ~$20 million auto dealer across multiple dealerships

Portfolio overview



Car, RV, Boat and ATV Dealers 22%
Gas Stations and Convenience Stores 5%
Pharmacies and drug stores 3%
Sporting goods 3%
Other Retailers < 3% 20%
Non-Owner Occ / Other CRE 47%

Credit quality



95.5%
2.1%
0.6%
1.8%
Pass
Watch
Special Mention
Substandard

Deferral participants

	Deferral Program 4/23/20 Participants		Deferral Program 3/31/20 Balances
CRE Non-OO and Other	47	$	74.5
C&I and CRE-OO:			
Car, RV, Boat & ATV Dealers	14	$	42.2
Gas Stations and C-Stores	7		3.5
Pharmacies & Drug Stores	1		0.4
Sporting Goods	1		0.1
Other Retailers	33		11.2
Total C&I and CRE-OO	56	$	57.4
Total Retail Deferrals	103	$	131.8

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

12

Healthcare & social assistance portfolio – 5.6% of loans HFI

- Portfolio diversified over several segments across the footprint
- Assisted Living / Nursing Care / Continuing Care property types include assisted living with the largest loan ~$10M, one continuing care facility loan ~$21M, and skilled nursing care operators with the largest loan outstanding of ~$11M
- Loans to offices of physicians are spread across the franchise
- Mental health and substance abuse includes a ~$28 million credit in good standing

Portfolio overview



Other Healthcare and Social Assistance 27%
Assisted Living / Nursing Care / Continuing Care 35%
Mental Health and Substance Abuse 14%
Offices of Physicians 24%

Credit quality



95.2%
1.8%
0.0%
3.0%
Pass
Watch
Special Mention
Substandard

Deferral participants

	Deferral Program	
	4/23/20 Participants	3/31/20 Balances
Assisted Living / Nursing Care / Continuing Care	-	$ -
Offices of Physicians	66	23.8
Mental Health and Substance Abuse	4	5.3
Other Healthcare and Social Assistance	9	9.8
Total Healthcare and Social Assistance Deferrals	79	$ 38.9

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

13

Hotel portfolio – 4.2% of gross loans HFI  Portfolio built around long-term successful hotel operators and Outstanding by location strong flags  Out of Market Properties concentrated in limited service facilities with reduced 8% reliance on food and beverage revenues Other Community 7%  Project exposure risk reduced based upon conservative hold Nashville MSA levels and participations sold strategies 35% – Largest single project exposure is $23 million Other MSA 13% – $75 million outstanding to 5 loans with $10 million - $23 million in balances – Remaining $117 million in outstandings spread across 79 Bowling Green MSA properties 10%  33 deferral participants as of April 23rd with $122.7 million Memphis MSA Atlanta MSA 16% outstanding based on March 31 balances 11% Credit quality Outstanding by flag Other 92.5% 11% Best Western / Choice Hilton / IHG / Marriott / / Red Lion / Red Roof Wyndham 12% 77% 1.7% 2.2% 3.6% Pass Watch Special Mention Substandard Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. 14

Transportation and warehousing – 2.5% of gross loans HFI

- Trucking related exposure includes truckload operators, equipment lessors to owner/operators, and local franchisees of major national trucking companies. Largest relationship ~$26 million
- Air travel and support related is primarily diversified across multiple owners and/or operators. No commercial airline exposure. Largest loan ~$12M to an in-market operator with strong financial wherewithal
- Consumer charter transportation is largely associated with an in-market operator with strong financial wherewithal

Portfolio overview



Other Transportation and Warehousing 12%
Consumer Charter Transportation 11%
Air Travel and Support 22%
Trucking 55%

Credit quality



87.1%
12.4%
0.0%
0.5%
Pass
Watch
Special Mention
Substandard

Deferral participants

	Deferral Program: 4/23/20 Participants	Deferral Program: 3/31/20 Balances ($m)
Trucking	23	$ 2.4
Air Travel and Support	-	-
Consumer Charter Transportation	1	0.3
Other	5	0.9
Total Transportation and Warehousing	29	$ 3.7

Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

15

Other Leisure – 2.3% of gross loans HFI  Diversified portfolio across the footprint encompassing a Portfolio overview myriad of customers and types Other <5% 15% Marinas  Largest exposures include: 20% – ~$15M to an entertainment venue with strong collateral Theaters 9% – Multiple marinas across the franchise with the largest ~$8M Sports Teams and RV Parks and Clubs Campgrounds 9% 17% – ~$11M to professional sports teams, well-secured – One theater location ~$9M Historical Sites Fitness and Rec Sports 14% Centers 16% Credit quality Deferral participants Deferral Program 95.9% 4/23/20 3/31/20 Participants Balances Marinas 4 $ 14.0 RV Parks and Campgrounds 2 1.0 Fitness and Recreational Sports Centers 5 2.5 Historical Sites - - Sports Teams and Clubs - - Theaters 4 9.4 Other 13 6.6 2.3% 0.8% 1.0% Total Other Leisure 28 $ 33.5 Pass Watch Special Mention Substandard Note: Exposures included will differ from “C&I Exposure by Industry” table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures. 16

Restaurant – 1.4% of gross loans HFI

- No major concentration by operator or brand
- Largest single customer ~$4M, secured by real estate. Strong local independent operator
- Portfolio distributed across the footprint
- Expectations include varying levels of impact by operator. Ability to adapt to their local restrictions on service and length of restrictions will determine their success
- Not included in this exposure disclosure is a diversified food company which derives a majority of its revenues from direct to consumer sales, but does also own certain retail outlets, exposure ~$25M

Portfolio overview


Other
5%
Bars
7%
Limited Service
30%
Full Service
58%

Credit quality


84.9%
3.0%
10.4%
1.7%
Pass
Watch
Special Mention
Substandard

Deferral participants

	Deferral Program		
	4/23/20 Participants		3/31/20 Balances ($m)
Full Service Restaurants	36	$	23.6
Limited-Service Restaurants	23		13.4
Bars	6		2.1
Other	-		0.4
Total Restaurants	68	$	39.5

Note: Exposures included will differ from "C&I Exposure by Industry" table on slide 10 due to inclusion of non-owner occupied and other balances as well as additional tangential exposures.

17

FirstBank

Allowance for credit losses overview

- Current Expected Credit Loss (CECL) Allowance for Credit Losses (ACL) model utilizes Moody's baseline economic forecast issued on April 4, 2020 and a 3 year forecast period, summary below[1]:

	FQE,			FYE 12/31,		
	2Q 2020	3Q 2020	4Q 2020	2020	2021	2022
GDP (bcw$)	$ 18,156.3	$ 18,634.0	$ 18,744.0	$ 18,658.3	$ 19,158.2	$ 20,063.4
Annualized % Change	(18.3%)	10.9%	2.4%	(2.2%)	2.7%	4.7%
Total Employment (millions)	144.2	148.0	147.8	148.0	148.4	151.7
Unemployment Rate	8.7%	6.3%	6.5%	6.3%	6.6%	5.2%
CRE Price Index	287.2	271.4	265.5	265.5	284.7	318.3
NCREIF Property Index: Rate of Return	(3.4%)	(10.1%)	3.1%	(2.3%)	2.7%	3.8%

- Initial adoption of CECL, increased ACL from $31.1 million at December 31, 2019 to $62.6 million at January 1, 2020 with a net adjustment to retained earnings of $25.0 million, net of tax
- CECL adoption led to NPL increase of approximately $5.5 million as former PCI loans now reportable in nonperforming loans

4Q 2019 ALLL to 1Q 2020 ACL Bridge



$31.1
$22.4
$8.5
$0.6
$3.6
($2.1)
$25.0
$89.1
12/31/19
CECL
Non-PCD Credit Mark "Double Count"
PCD Credit Mark Reclassification
Farmers National Bank of Scottsville
Net Charge-Offs
Economic & Mix Adjustment
3/31/2020

[1]Source: Moody's "March 2020 U.S. Macroeconomic Outlook Baseline and Alternative Scenarios Updated" published April 4, 2020.

18

Asset quality remains solid Nonperforming ratios Classified loans ($mm) 1 2 NPLs (HFI)/loans (HFI) NPAs/assets $79 $80 0.77% 0.74% $74 0.68% $69 0.62% 0.57% 0.59% 0.60% $61 0.47% 0.41% 0.43% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 LLR/loans Net charge-offs/average loans 1.95% 0.30% 0.19% 0.79% 0.70% 0.72% 0.71% 0.06% 0.05% 0.05% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 ¹ Adoption of CECL resulted in approximately $5.5 million of former PCI loans being reportable as nonperforming loans in 1Q 2020. 2 Includes acquired excess land and facilities held for sale–see page 14 of the Quarterly Financial Supplement. 19

Core earnings power remains intact Adjusted pre-tax, pre-provision return on average assets¹ 2.40% 2.25% 2.34% 2.15% 2.10% 1.81% 2015 2016 2017 2018 2019 1Q 2020 Drivers of profitability Loans/deposits Net interest margin Noninterest income ($mm) Core efficiency ratio1 Loans excluding HFS Loans HFS 101% 95% $145 $142 95% $135 88% 15% 91% $131 73.1% 81% 7% 6% 4.66% 6% 70.6% 11% 19% 4.46% 68.1% 4.34% $92 65.8% 65.4% 65.7% 4.10% 86% 88% 89% 85% 3.97% 70% 69% 3.92% $43 2015 2016 2017 2018 2019 1Q20 2015 2016 2017 2018 2019 1Q20 2015 2016 2017 2018 2019 1Q20 2015 2016 2017 2018 2019 1Q20 ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures 20

Managing net interest margin through falling rates Historical yield and costs Average interest earning assets Yield on loans Cost of deposits NIM 7.0% $7,000 6.0% $6,000 5.0% $5,000 4.0% $4,000 3.0% $3,000 2.0% $2,000 1.0% $1,000 ($mm) assets -- $0 Avg. earning interest Yields and Costs (%) and Costs Yields 1Q19 2Q19 3Q19 4Q19 1Q20 NIM 4.61% 4.39% 4.28% 4.12% 3.92% Impact of accretion and nonaccrual 17 17 16 21 13 interest (bps) Deposit Cost: Cost of MMDA 1.49% 1.48% 1.45% 1.29% 1.15% Cost of customer time 2.04% 2.13% 2.13% 2.07% 1.95% Cost of interest-bearing 1.47% 1.49% 1.47% 1.36% 1.25% Total deposit cost 1.14% 1.14% 1.11% 1.02% 0.94% Loans HFI Yield: Contractual interest 5.69% 5.57% 5.50% 5.27% 5.14% Origination and other 0.42% 0.29% 0.30% 0.26% 0.23% loan fee income Nonaccrual interest 0.01% 0.01% 0.02% 0.04% 0.02% Accretion on 0.20% 0.20% 0.19% 0.23% 0.14% purchased loans Syndication fee 0.02% 0.00% 0.00% 0.00% 0.00% income Total loan (HFI) yield 6.34% 6.07% 6.01% 5.80% 5.53% ¹ Includes tax-equivalent adjustment 21

Mortgage operations overview

Highlights

- Record total Mortgage pre-tax contribution of $8.0mm for 1Q 2020
- Mortgage sale margins continue to be elevated due to industry capacity constraints and low interest rates
- Mortgage banking income $32.7 mm, up 55.8% from 1Q 2019 and 25.1% from 4Q 2019
- MSR hedging offset $14.9 million of the $16.1 million of MSR valuation decrease in the quarter
- 2019 mortgage restructuring allows team to capitalize on attractive rate environments while weathering downturns

Quarterly mortgage production



Consumer Direct
Retail
Wholesale
1Q19
4Q19
1Q20

	1Q19	4Q19	1Q20
IRLC volume:	$1,365mm	$1,082mm	$2,094mm
IRLC pipeline[2]:	$493mm	$453mm	$1,085mm
Refinance %:	42%	67%	78%
Purchase %:	58%	33%	22%

Mortgage banking income ($mm)

	1Q19	4Q19	1Q20
Gain on Sale	$15.9	$31.8	$30.4
Fair value changes	$2.2	($4.3)	$3.2
Servicing Revenue	$4.8	$4.9	$5.0
Fair value MSR changes	($1.9)	($6.2)	($5.9)
Total Income	**$21.0**	**$26.2**	**$32.7**

Mortgage sale margin



1.65%
1.67%
2.29%
2.88%
2.92%
1Q19
2Q19
3Q19
4Q19
1Q20

[1] See "Use of non-GAAP financial measures" and the Appendix hereto for a discussion and reconciliation of non-GAAP financial measures
[2] As of the respective period-end

22

Managing operating leverage Highlights Core efficiency ratio (tax-equivalent basis)¹  Consolidated 1Q 2020 core efficiency ratio¹ Banking segment of 65.7% Consolidated Mortgage segment 93.3% 92.4% 85.0% 79.5%  Integration of FNB Financial Corp acquisition underway and in line with expectations; anticipate May 2020 conversion date 65.9% 66.5% 64.9% 64.5% 65.7% 61.1% 61.8% 58.5% 59.6% 54.7%  Record quarterly mortgage contribution in low rate environment  Expense control to be a focus for 2020 with margin headwinds NM 1Q19 2Q19 3Q19 4Q19 1Q20 ¹ See “Use of non-GAAP financial measures” and the Appendix hereto for a discussion and reconciliation of non-GAAP measures. 23

Appendix 24

GAAP reconciliation and use of non-GAAP financial measures Adjusted net income and diluted earnings per share 25

GAAP reconciliation and use of non-GAAP financial measures Pre-tax, pre-provision earnings and diluted earnings per share 26

GAAP reconciliation and use of non-GAAP financial measures Adjusted pro forma net income and diluted earnings per share* 27

GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision earnings and diluted earnings per share 28

GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis) 29

GAAP reconciliation and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis) 30

GAAP reconciliation and use of non-GAAP financial measures Segment core efficiency ratios (tax-equivalent basis) 31

GAAP reconciliation and use of non-GAAP financial measures Adjusted mortgage contribution 32

GAAP reconciliation and use of non-GAAP financial measures Tangible assets and equity 33

GAAP reconciliation and use of non-GAAP financial measures Return on average tangible common equity 34

GAAP reconciliation and use of non-GAAP financial measures Adjusted return on average tangible common equity Adjusted return on average assets and equity 35

GAAP reconciliation and use of non-GAAP financial measures Adjusted pre-tax, pre-provision return on average tangible common equity Adjusted pre-tax, pre-provision return on average assets and equity 36

GAAP reconciliation and use of non-GAAP financial measures Adjusted pro forma return on average assets and equity Adjusted pre-tax, pre-provision return on average assets and equity 37